EXHIBIT 10.45

GENERAL SECURITY AGREEMENT

THIS GENERAL SECURITY AGREEMENT, dated as of January 30, 2004, is made by NEOSE TECHNOLOGIES, INC., a Delaware corporation (“Obligor”), to BROWN BROTHERS HARRIMAN & CO., a private bank organized as a partnership (the “Secured Party”).

SECTION 1. Grant of Security Interest.

Obligor hereby grants to Secured Party a security interest in all of Obligor’s right, title and interest in and to the following property of Obligor, whether now owned or hereafter arising or acquired (collectively, the “Collateral”):

(a) accounts, general intangibles, chattel paper, and instruments (collectively, the “Receivables”);

(b) inventory;

(c) documents;

(d) equipment (whether or not constituting fixtures);

(e) letter of credit rights;

(f) supporting obligations; and

(g) to the extent not otherwise included in the original collateral described above, all proceeds and products of any of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include: (a) Obligor’s Intellectual Property or Liquidity, as such terms are defined in that certain Credit Agreement (the “Credit Agreement”), dated as of the date hereof, by and between Obligor and Secured Party, except as otherwise provided in the Credit Agreement; and (b) any equipment financed by any third party which constitutes Permitted Indebtedness under the Credit Agreement, to the extent such financing arrangements preclude liens in favor of any other person or entity.

Obligor represents and warrants that it is the sole owner of the Collateral and has the legal right to grant to Secured Party a security interest therein, and that the Collateral is free and clear of all other liens, security interests and encumbrances, other than the Permitted Liens (as such term is defined in the Credit Agreement).

SECTION 2. Security for Liabilities.

This Agreement secures the payment and performance of all indebtedness, obligations, and liabilities of every kind and nature (whether primary or secondary, direct or indirect, absolute or contingent, sole, joint, or several, secured or unsecured, similar or dissimilar, or related or unrelated), heretofore, now, or hereafter contracted or acquired, of Obligor to Secured Party (collectively, the “Liabilities”).

SECTION 3. Obligor Remains Liable.

Anything herein to the contrary notwithstanding, (a) Obligor shall remain liable under its contracts and agreements included in the Collateral to the extent set forth therein to perform all of Obligor’s duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of the rights hereunder shall not release Obligor from any of its duties or obligations under its contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Obligor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 4. Further Assurances.

(a) Obligor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Obligor will: (i) upon request by Secured Party, mark conspicuously each item of chattel paper included in its Receivables and each of its records pertaining to any of the Collateral, with a legend, in form and substance satisfactory to Secured Party, indicating that such chattel paper or Collateral is subject to the security interest granted hereby; (ii) if any of its Receivables shall be evidenced by a promissory note or other instrument, deliver and pledge to Secured Party hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party; (iii) authorize Secured Party to file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted hereby; (iv) to the extent that any Collateral consists of letter-of-credit rights, cause the issuer of each underlying letter of credit to consent to the assignment to Secured Party; (v) to the extent that any Collateral is in the possession of a third party, join with Secured Party in notifying the third party of Secured Party’s security interest and in obtaining an acknowledgement from the third party that it is holding such Collateral for the benefit of Secured Party; and (vi) at any time that Secured Party so reasonably requests, work with Secured Party to set up such lock boxes and segregated accounts as Secured Party may request in order to better perfect the security interest created hereunder in proceeds.

(b) Obligor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Obligor where permitted by law. A carbon, photographic, or other reproduction of this Agreement or any part thereof shall be sufficient as a financing statement where permitted by law.

(c) Obligor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may request, all in reasonable detail.

(d) Obligor shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof, and shall not change its organizational structure under such jurisdiction if such action would, in the judgment of Secured Party, require filing under the Uniform Commercial Code, as adopted, in a different jurisdiction in order to maintain perfection of the security interest granted hereby, without the prior written consent of Secured Party.

(e) Obligor shall not change its corporate name without providing Secured Party at least thirty (30) days’ prior written notice.

SECTION 5. Insurance.

Obligor shall, at its own expense, (i) keep its property and business insured against fire and other hazards (so-called “all risk” coverage) in amounts and with companies reasonably satisfactory to Secured Party, or the amount necessary to avoid any co-insurance penalty, which policy shall name Secured Party as loss payee as its interest may appear, (ii) maintain public liability coverage against claims for personal injuries, death or property damage in an amount deemed reasonable by Secured Party, which policy shall name Secured Party as an additional insured as its interest may appear, and (iii) maintain all worker’s compensation, employment or similar insurance as may be required by applicable law. All such property insurance shall contain an endorsement identifying Secured Party as lienholder, lender loss payee and mortgagee, and providing for a minimum of thirty (30) days’ written cancellation notice to Secured Party. In any event, Obligor’s obligation to carry such insurance may only be brought within the coverage of a so-called blanket or umbrella policy or policies of insurance carried and maintained by Obligor if and only if the coverage afforded Secured Party will not be limited, reduced or diminished by reason of the use of a blanket or umbrella policy of insurance. Obligor shall deliver to Secured Party original or duplicate policies of insurance maintained pursuant hereto and, as often as Secured Party may reasonably request, a report of a reputable insurance broker with respect to such insurance.

SECTION 6. Representations and Warranties.

Obligor represents and warrants to Secured Party that:

(a) Obligor has all requisite rights, powers and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby, including, but not limited to, rights in and the power to transfer the Collateral free and clear of all claims, liens, security interests and other encumbrances or restrictions, other than the Permitted Liens. The execution, delivery and performance of this Agreement by Obligor has been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by Obligor and constitutes its valid and binding obligation, enforceable against Obligor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws relating to or affecting the enforcement of creditors’ rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding may be brought.

(b) The execution, delivery and performance of this Agreement by Obligor will not violate any provision of law, any rule or regulation of any governmental authority, or any judgment, decree or order of any court binding on Obligor, and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or, except as expressly provided herein, result in the creation of any lien, security interest, charge or encumbrance upon any of its properties, assets or outstanding stock under its Certificate of Incorporation or By-Laws or any indenture, mortgage, lease, agreement or other instrument to which Obligor is a party or by which it or any of its properties is bound.

(c) Obligor’s chief executive office is located at the place indicated on Schedule 1 hereto and Obligor’s books and records are and will be maintained at such location. Schedule 1 hereto lists each other location where Obligor maintains a place of business. All of the Collateral constituting goods is located at the places indicated on Schedule 1 hereto. Obligor is the record owner or lessee (as indicated on Schedule 1) of the real property where such Collateral is located, with the exception of the storage and warehouse facility of Pierce Leahy Archives located at 2500 Henderson Drive, Sharon Hill, PA. Obligor’s exact legal name and place of incorporation or legal formation is as indicated in the heading to this Agreement. Obligor has no trade names and has not used any name other than its actual corporate name for the preceding five years. No entity has merged into Obligor or been acquired by Obligor within the past five years. The federal tax identification number and state organizational identification number, if any, of Obligor is as set forth on Schedule 1 hereto.

SECTION 7. Certain Covenants as to Inventory and Equipment.

Obligor shall:

(a) Cause its equipment to be maintained and preserved in the same condition, repair, and working order as when new, ordinary wear and tear excepted, and, in the case of any material loss or damage to any of its equipment, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end, in the reasonable business judgment of Obligor.

(b) Pay promptly when due all property and other taxes, assessments, and governmental charges or levies imposed upon it or any of its inventory or equipment, and all claims (including claims for labor, services, materials and supplies) for sums which by law have or might become a lien upon any of its inventory and equipment.

(c) After the occurrence and during the continuance of an Event of Default (as hereinafter defined), receive in trust for the benefit of Secured Party all amounts and proceeds received or collected by such Obligor in respect of its inventory and equipment, segregate such amounts and proceeds from other funds of such Obligor, and forthwith pay such amounts and proceeds over to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as provided in Section 15(b).

(d) Notify Secured Party in the event of material loss or damage to the Collateral or of any material adverse change in Obligor’s business, financial condition or the Collateral, or of any other occurrences which could materially and adversely affect the security of Secured Party.

SECTION 8. Certain Covenants as to Receivables.

(a) Upon the occurrence and during the continuance of an Event of Default, from time to time upon request, Obligor shall provide Secured Party with (i) schedules describing all accounts, (ii) additional schedules describing other Receivables, and (iii) specific written assignments to Secured Party of any of its Receivables. Any failure to execute or deliver any schedule or assignment shall not, however, affect or limit any security interest or other right of Secured Party in and to any Receivable. Upon the occurrence and during the continuance of an Event of Default, at Secured Party’s request, Obligor shall also furnish to Secured Party copies of invoices to customers and shipping and delivery receipts or warehouse receipts relating thereto, as well as such other documents and instruments as Secured Party may reasonably request in connection with any Receivable.

(b) Upon the occurrence and during the continuance of an Event of Default, Obligor shall promptly notify Secured Party of all returns, repossessions and recoveries of goods covered by the Receivables and of all claims asserted with respect thereto. Each such notification shall be accompanied by a statement describing the relevant goods and the location thereof. Upon the occurrence and during the continuance of an Event of Default, Obligor shall not settle or adjust any dispute or claim, grant any discount, credit or allowance, or accept any return of merchandise except in the ordinary course of business. Upon the occurrence and during the continuance of an Event of Default, when Obligor receives collateral of any kind by reason of transactions between itself and its customers or account debtors, it will hold the same on Secured Party’s behalf, subject to Secured Party’s instructions, as property forming part of the Receivables.

(c) Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the right from time to time to communicate directly with account debtors and obligors on the Receivables and to do test verifications of the Receivables.

(d) Obligor shall promptly notify Secured Party if any of its accounts arise out of contracts with the United States or any agency or instrumentality thereof, and execute any instruments and take any steps required by Secured Party in order that all moneys due and to become due under such contracts shall be assigned to Secured Party in accordance with the requirements of, and notice given to the Government under the Federal Assignment of Claims Act.

SECTION 9. Transfers and Other Liens.

Obligor shall not:

(a) Sell, assign (by operation of law or otherwise), or otherwise dispose of any of the Collateral except (1) in the ordinary course of business or (2) if outside the ordinary course of business, where the cost of such Collateral does not exceed $100,000.

(b) Create, permit or suffer to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Collateral, other than Permitted Liens as provided for in the Credit Agreement.

SECTION 10. Secured Party Appointed Attorney-in-Fact.

Obligor hereby irrevocably appoints Secured Party as its attorney-in-fact, with full authority in the place and stead of Obligor and in the name of Obligor, Secured Party, or otherwise, from time to time in Secured Party’s discretion to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to authorize the filing of and/or sign in the name and on behalf of Obligor any financing statements or other papers required under Section 4;

(b) subject to the terms of the Credit Agreement and that certain open-end mortgage and security agreement (the “Mortgage”), dated as of the date hereof, by and between Obligor and Secured Party, to obtain and adjust insurance required to be paid to Secured Party pursuant to Section 5;

(c) following the occurrence and during the continuance of an Event of Default;

1. to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

2. to receive, indorse, and collect any drafts or other instruments, documents, and chattel paper in connection with subsection (b) or (c) above; and

3. to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral.

Obligor hereby ratifies and approves all acts of Secured Party as such attorney-in-fact taken in compliance with this Section 10. Secured Party shall not, in its capacity as such attorney-in-fact, be liable for any acts or omissions, nor for any error in judgment or mistake of fact or law, but only for gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable judgment. This power, being coupled with an interest, is irrevocable until all Liabilities have been fully satisfied and until Secured Party is no longer committed to allow additional Liabilities to be incurred. Any amounts received or collected by Secured Party in its capacity as such attorney-in-fact and in compliance with this Section 10 shall be held as cash collateral and applied as provided in Section 15(b).

SECTION 11. Secured Party May Perform.

If Obligor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Obligor under Section 16(b).

SECTION 12. Secured Party’s Duties.

The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. Without limiting the generality of the foregoing, Secured Party has no obligation to clean-up or otherwise prepare the Collateral for sale.

SECTION 13. Inspection Rights.

Secured Party at all times shall have access to inspect, audit, and make extracts from all of Obligor’s records, files, and books of account relating to the Collateral and to examine and inspect inventory and other Collateral owned by Obligor; provided, prior to an Event of Default, such access, examination and inspection shall be limited to four (4) times in any calendar year, shall be during regular business hours, and shall be upon five (5) days’ prior notice to Obligor. Obligor shall, at Secured Party’s request, take all steps necessary to facilitate such inspection. Obligor shall deliver any document or instrument necessary for Secured Party to obtain records from any service bureau maintaining records for Obligor.

SECTION 14. Default.

“Event of Default” means subject to any applicable period of grace or cure, (i) nonpayment of any of the Liabilities when due (whether at stated maturity or upon demand, acceleration of maturity or otherwise), (ii) any other default with respect to the Liabilities, (iii) any other failure by Obligor to perform any of its obligations under this Agreement, the Credit Agreement or any other Loan Document evidencing or securing any of the Liabilities, or (iv) any breach of any representation or warranty made by Obligor in connection with the transactions contemplated by this Agreement, the Credit Agreement or any other Loan Document evidencing or securing any of the Liabilities.

SECTION 15. Remedies.

If any Event of Default shall have occurred and be continuing:

(a) Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the “Code”) and other applicable laws and agreements, as they may be amended from time to time, and also may (i) require Obligor to, and Obligor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble the tangible Collateral as directed by Secured Party and make it available to Secured Party at a place or places to be designated by Secured Party which are reasonably convenient to Secured Party and Obligor and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. Obligor agrees that, to the extent notice of sale shall be required by law, at least five (5) Business Days’ notice to Obligor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party (without interest) as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Secured Party pursuant to Section 16) in whole or in part by Secured Party against, all or any part of the Liabilities in such order as Secured Party shall elect. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all the Liabilities shall be paid over to Obligor or to whosoever may be lawfully entitled to receive such surplus. Obligor shall be liable to Secured Party for any deficiency amount.

(c) Secured Party may comply with any applicable law in connection with a disposition of Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Secured Party may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If Secured Party sells any of the Collateral on credit, Obligor will only be credited with payments actually made by the purchaser.

SECTION 16. Indemnity and Expenses.

(a) Obligor agrees to indemnify Secured Party (including any partner, officer, employee, director or agent of Secured Party) from and against any and all claims, losses, and liabilities arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses, or liabilities resulting from Secured Party’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable judgment.

(b) Obligor will upon demand pay to Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which Secured Party may incur in connection with (i) the preparation, administration and amendment of this Agreement, (ii) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Obligor to perform or observe any of the provisions hereof.

SECTION 17. Amendments, Indulgences, Etc.

No amendment or waiver of any provision of this Agreement nor consent to any departure by Obligor here from shall in any event be effective unless the same shall be in writing and signed by Secured Party and Obligor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of Secured Party in the exercise of any right, power, or remedy under this Agreement shall constitute a waiver thereof, or prevent the exercise thereof in that or any other instance. No remedy or right herein conferred upon, or reserved to Secured Party is intended to be to the exclusion of any other remedy or right, but each and every such remedy or right shall be cumulative and shall be in addition to every other remedy or right given hereunder or under any other contract or under law.

SECTION 18. Notices.

All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made, (a) if delivered by hand against receipt, on the date of such delivery, or (b) if deposited in the mails, postage prepaid, registered or certified mail, return receipt requested, on the third day following the date of postmark, addressed as follows or to such other address as may be hereafter designated in writing by the respective parties hereto:

If to Obligor:

Neose Technologies, Inc.

102 Witmer Road

Horsham, PA 19044

Attention: General Counsel

Facsimile: (215) 315-9100

With a copy to:

Pepper Hamilton LLP

3000 Two Logan Square

18th & Arch Streets

Philadelphia, PA 19103

Attention: Barry M. Abelson, Esquire

Facsimile: (215) 981-4750

If to Secured Party:

Brown Brothers Harriman & Co.

1531 Walnut Street

Philadelphia, PA 19102

Attention: J. Clark O’Donoghue

Facsimile: (215) 864-3989

With a copy to:

Stradley, Ronon, Stevens & Young, LLP

2600 One Commerce Square

Philadelphia, PA 19103

Attention: Dean M. Schwartz, Esquire

Facsimile: (215) 564-8120

SECTION 19. Continuing Security Interest; etc.

This Agreement shall create a continuing security interest in the Collateral and shall (a) be binding upon Obligor and its successors and assigns and (b) inure to the benefit of Secured Party and its successors and assigns. The execution and delivery of this Agreement shall in no manner impair or affect any other security (by endorsement or otherwise) for the payment or performance of the Liabilities and no security taken hereafter as security for payment or performance of the Liabilities shall impair in any manner or affect this Agreement or the security interest granted hereby, all such present and future additional security to be considered as one general, continuing security. Any of the Collateral may be released from this Agreement without altering, varying, or diminishing in any way this Agreement or the security interest granted hereby as to the Collateral not expressly released, and this Agreement and such security interest shall continue in full force and effect as to all of the Collateral not expressly released.

SECTION 20. Governing Law; Consent to Jurisdiction; etc.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to its conflicts of laws principles. Obligor consents to the jurisdiction of the courts of Pennsylvania and of the courts of the United States sitting in Pennsylvania in any litigation concerning this Agreement, and Obligor waives any objection based on venue or inconvenient forum. Each of Obligor and Secured Party waives any right to trial by jury in any litigation involving this Agreement. Unless otherwise defined herein, terms defined in the Code as in effect in Pennsylvania on the date hereof (including the terms “accounts,” “general intangibles,” “chattel paper,” “instruments,” “inventory,” “documents,” “equipment,” “fixtures,” “investment property,” “deposit accounts,” “letter of credit rights,” “supporting obligations,” “proceeds,” and “products”) are used herein as therein defined as of such date. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 21. Severability.

The provisions of this Agreement are independent of and separable from each other, and no such provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other such provision may be invalid or unenforceable in whole or in part.

SECTION 22. Waiver of Jury Trial; Confession of Judgment.

WAIVER OF JURY TRIAL. EACH OBLIGOR AND SECURED PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION

OR PROCEEDING. OBLIGOR FURTHER ACKNOWLEDGES AND AGREES THAT WAIVER OF JURY TRIAL IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT SECURED PARTY WOULD NOT HAVE AGREED TO MAKE ANY LOAN OR ACCEPT THIS AGREEMENT OR ANY NOTE WITHOUT SUCH AGREEMENT.

CONFESSION OF JUDGMENT. OBLIGOR HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS SECURED PARTY, BY ITS ATTORNEY OR BY THE PROTHONOTARY OR CLERK OF ANY COURT OF RECORD IN COMMONWEALTH OF PENNSYLVANIA OR IN ANY JURISDICTION WHERE PERMITTED BY LAW, UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, TO APPEAR FOR OBLIGOR AND CONFESS AND ENTER JUDGMENT AGAINST OBLIGOR IN FAVOR OF SECURED PARTY IN ANY JURISDICTION WHERE OBLIGOR OR ANY OF ITS PROPERTY IS LOCATED FOR THE AMOUNT OF ALL OBLIGATIONS AND OTHER SUMS DUE OR TO BECOME DUE BY OBLIGOR TO SECURED PARTY UNDER THIS AGREEMENT, TOGETHER WITH COSTS OF SUIT AND WITH ACTUAL COLLECTION COSTS (INCLUDING ATTORNEYS’ FEES), WITH OR WITHOUT DECLARATION, WITHOUT STAY OF EXECUTION AND WITH RELEASE OF ALL ERRORS AND THE RIGHT TO ISSUE EXECUTION FORTHWITH, AND FOR DOING SO THIS AGREEMENT OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE SUFFICIENT WARRANT. OBLIGOR HEREBY WAIVES ALL RELIEF FROM ANY APPRAISEMENT, STAY OR EXEMPTION LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. THIS AUTHORITY AND POWER SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF, AND JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS THERE IS OCCASION THEREFOR UNTIL ALL SUMS DUE AND OWING HEREUNDER ARE FULLY PAID, PERFORMED, DISCHARGED AND SATISFIED.

OBLIGOR HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS SECURED PARTY, BY ITS ATTORNEY OR BY THE PROTHONOTARY OR CLERK OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR IN ANY JURISDICTION WHERE PERMITTED BY LAW, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, OR AT ANY TIME THEREAFTER, TO APPEAR FOR OBLIGOR, AS WELL AS FOR ANY PERSONS CLAIMING UNDER, BY OR THROUGH OBLIGOR, IN AN ACTION OR ACTIONS FOR REPLEVIN OR OTHER APPROPRIATE ACTION AGAINST OBLIGOR TO CONFESS AND ENTER JUDGMENT AGAINST OBLIGOR, FOR RECOVERY OF POSSESSION OF ANY OR ALL OF THE MORTGAGED PROPERTY AND/OR THE PROCEEDS THEREOF, TOGETHER WITH COSTS OF SUIT AND WITH ACTUAL COLLECTION COSTS (INCLUDING ATTORNEYS’ FEES), WITHOUT THE NECESSITY OF FILING ANY BOND AND WITHOUT STAY OF EXECUTION OR APPEAL AND WITH RELEASE OF ALL ERRORS AND FOR DOING SO THIS AGREEMENT OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE SUFFICIENT WARRANT, WHEREUPON A JUDGMENT AND/OR WRIT OF POSSESSION AND/OR REPLEVIN OR OTHER APPROPRIATE PROCESS TO OBTAIN POSSESSION OF SUCH MORTGAGED PROPERTY MAY BE ISSUED FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER. THIS AUTHORITY AND POWER SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF, AND JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS THERE IS OCCASION THEREFOR UNTIL ALL SUMS DUE AND OWING HEREUNDER ARE FULLY PAID, PERFORMED, DISCHARGED AND SATISFIED.

IN WITNESS WHEREOF, Obligor, intending to be legally bound, has executed or caused the execution of this Agreement, under seal, as of the date first above written.

NEOSE TECHNOLOGIES, INC.

By:	/s/ C. Boyd Clarke
	Name:	C. Boyd Clarke
	Title:	President and CEO

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ J. Clarke O’Donoghue
	Name:	J. Clark O’Donoghue
	Title:	Managing Director

Schedule 1

to

General Security Agreement

Legal Name of Obligor:	Neose Technologies, Inc.

Jurisdiction of Formation:	Delaware

Pennsylvania Corporate Tax Identification No.:	6529-840

FEIN:	13-3549286

Chief Executive Office:	102 Witmer Road Horsham, PA 19044 (owned location)

Other Collateral Locations:	201 Witmer Road Horsham, PA 19044 (leased location)

102 Rock Road
Horsham, PA 19044 (leased location)